Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement of our report dated March 28, 2025, except for as described in Note 1 to the consolidated financial statements, to which the date is September 4, 2025 (which includes an explanatory paragraph relating to VenHub Global, Inc.’s ability to continue as a going concern), relating to the December 31, 2024 financial statements of VenHub Global, Inc.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Somerset, New Jersey

October 3, 2025